UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 6, 2016 (September 30, 2016)

BARNES & NOBLE, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-12302	06-1196501
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

122 Fifth Avenue, New York, New York	10011
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 633-3300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 30, 2016, Barnes & Noble, Inc. (the “Company”) and certain of its subsidiaries (together with the Company, the “Borrowers”) entered into a first amendment (the “First Amendment”) to the credit agreement, dated as of August 3, 2015 (as amended by the First Amendment, the “Credit Agreement”), with Bank of America, N.A., as administrative agent, collateral agent and swing line lender, and the other lenders from time to time party thereto.

The First Amendment, among other things, (1) provides the Borrowers with a new “first-in, last-out” revolving credit facility (the “FILO Facility”) in an aggregate principal amount of up to $50.0 million, subject to borrowing base restrictions specific thereto, which supplements the up to $700.0 million revolving credit facility (the “Revolving Facility”) that was available to the Borrowers under the Credit Agreement prior to the effectiveness of the First Amendment, and (2) allows the Company to declare and pay up to $70.0 million in dividends annually to its stockholders without compliance with any availability or ratio-based limitations. Following the effectiveness of the First Amendment, the Company maintains its ability to request up to $250 million in commitment increases from the lenders under the Credit Agreement, subject to certain restrictions.

Interest on the FILO Facility accrues, at the election of the Company, at a LIBOR or alternate base rate, plus, in each case, an applicable interest rate margin, which is determined by reference to the level of excess availability under the Revolving Facility. Loans under the FILO Facility will bear interest at 1.00% per annum more than loans under the Revolving Facility. The Borrowers generally must draw down the FILO Facility before making any borrowings under the Revolving Facility.

The foregoing description of the First Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the First Amendment, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 above is incorporated into this Item 2.03 by reference.

Item 9.01.	Financial Statements and Exhibits

(d) The following exhibits are filed as a part of this Report.

Exhibit No.	Description
10.1
First Amendment to Credit Agreement, dated as of September 30, 2016, by and among Barnes & Noble, Inc., as borrower, the other borrowers, guarantors and lenders party thereto from time to time, Bank of America, N.A., as administrative agent, and the other agents party thereto.*

* Pursuant to a request for confidential treatment, portions of this Exhibit have been redacted from the publicly filed document and have been furnished separately to the Securities and Exchange Commission as required by Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BARNES & NOBLE, INC.,

Date: October 6, 2016	By:	/s/ Bradley A. Feuer
Name: Bradley A. Feuer
Title: Vice President, General Counsel and Corporate Secretary

Barnes & Noble, Inc.

 Exhibit Index

Exhibit No.	Description
10.1
First Amendment to Credit Agreement, dated as of September 30, 2016, by and among Barnes & Noble, Inc., as borrower, the other borrowers, guarantors and lenders party thereto from time to time, Bank of America, N.A., as administrative agent, and the other agents party thereto.*

* Pursuant to a request for confidential treatment, portions of this Exhibit have been redacted from the publicly filed document and have been furnished separately to the Securities and Exchange Commission as required by Rule 24b-2 under the Securities Exchange Act of 1934, as amended.